Form 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported   July 28, 1998


                   Commission File Number   1-8325


                              MYR GROUP INC.
      (Exact name of registrant as specified in its charter)

            Delaware                                     36-3158643
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

 1701 W. Golf Road, Suite 1012, Tower Three, Rolling Meadows, IL       60008
          (Address of principal executive offices)                  (Zip Code)

                              (847) 290-1891
             Registrant's telephone number, include area code

                              MYR GROUP INC.


                                  INDEX



                                                                Page #

  Item 4. Changes In Registrant's Certifying Accountant           2

  Item 7. Exhibits                                                2

  Signature                                                       3

    ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


  (a) Effective July 28, 1998 (the "Effective Date of Dismissal"), MYR Group Inc. (the "Company") dismissed Deloitte & Touche, LLP ("D&T") the prior certifying accountants.

       The consolidated financial statements of MYR Group Inc. during the two most recent years ended December 31, 1996 and 1997 did not contain an adverse opinion, or disclaimer of opinion, nor did D&T qualify or modify their opinion as to uncertainty, audit scope or accounting principles. In addition, the report of D&T on the Company for the last two years was unqualified.

       The decision to change accountants was ratified by the Audit Committee of the Company's Board of Directors.

       In connection with the audits of the two most recent fiscal years, and of the Effective Date of Dismissal, there have been no disagreements between the Company and D&T on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

       D&T has furnished the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating that D&T agrees with the statements made by the Company in this
       Item 4 (a). A copy of the letter from D&T to the Commission is filed as Exhibit 16 hereto.

  (b) Effective July 28, 1998 (the "Effective Date of Engagement"), the Company engaged Ernst & Young LLP as its auditors.

       During the two most recent fiscal years prior to the Effective Date of Engagement and all subsequent interim periods preceding the date hereof, neither the Company nor any of its subsidiaries has consulted E&Y regarding any matters or events as set forth in
       Item 304 (a) (2) or Regulation S-K.


  ITEM 7. FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL INFORMATION  AND
          EXHIBITS.

  (c) Exhibits. A letter from D&T to the Commission dated August 10,1998 has been field as Exhibit 16 to this Current Report.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MYR GROUP INC.
                                         Registrant



                                     By: /s/ Elliott C. Robbins

  Dated: August 10, 1998      Name:  Elliott C. Robbins
                              Title: Senior Vice President, Treasurer
                                     and Chief Financial Officer

                                 EXHIBITS



                 Exhibit No.         Exhibit

                 16                  Letter of Deloitte & Touche, LLP
                                     dated August 10, 1998